Exhibit A

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13D filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the shares of Class A Common Stock, $0.004 par value of Laureate Education, Inc., is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below that is named as a reporting person in such filing in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: February 16, 2017

WENGEN ALBERTA, LIMITED PARTNERSHIP

By:	Wengen Investments Limited, its general partner

By:	/s/ Andrew Cohen
Name:	Andrew Cohen
Title:	Director

WENGEN INVESTMENTS LIMITED

By:	/s/ Andrew Cohen
Name:	Andrew Cohen
Title:	Director